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                                                               EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement on Form S-8 and related prospectus of Ceramics Process Systems Corporation with respect to the 1987 Employee Stock Purchase Plan (File No. 33-25690), the Registration on Form S-8 and related prospectus of Ceramics Process Systems Corporation with respect to the 1989 Stock Option Plan (File No. 33-18398), the Registration Statement on Form S-8 and related prospectus of Ceramics Process Systems Corporation with respect to the 1991 Employee Stock Purchase Plan (File No. 33-42556), and the Registration Statement on Form S-8 and related prospectus of Ceramics Process Systems Corporation with respect to the 1992 Director Option Plan (File No. 33-47587), of our report dated January 17, 1997 on our audits of the consolidated financial statements of Ceramics Process Systems Corporation as of December 30, 1995 and December 31, 1994, and for the three years then ended, which report is included in this Annual Report on Form 10-K.







                                             COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
March 7, 1997



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